Exhibit 10.1

FIRST AMENDMENT TO THE CARAUSTAR INDUSTRIES, INC.

2003 LONG-TERM EQUITY INCENTIVE PLAN

Pursuant to Section 23 of the Caraustar Industries, Inc. 2003 Long-Term Equity Incentive Plan (the “Plan”), Caraustar Industries, Inc. (the “Company”) does hereby amend the Plan in the following respects.

1. Effective as of the date of shareholder approval of this Amendment, Section 1 of the Plan is amended and restated in its entirety as follows:

“1. Purpose. The purpose of this Plan is to enhance alignment of the interests of selected employees and directors of Caraustar Industries, Inc. (the “Company”) with the interests of our shareholders by rewarding the participating employees and directors for improving our financial performance in a manner that is consistent with the creation of increased shareholder value. In furtherance of this objective, awards in the form of common stock purchase options and restricted or unrestricted common stock, or a combination of any of them, may be granted in accordance with the provisions of this Plan.”

2. Effective as of the date of shareholder approval of this Amendment, Section 6 of the Plan is amended and restated in its entirety as follows:

“6. Eligibility. Awards made under this Plan may be made to (i) any salaried, full-time key executive or operating or staff manager of the Company or any Subsidiary, (ii) any other salaried, full-time employee of the Company or any Subsidiary who is a significant contributor to the Company’s financial success or (iii) any director of the Company. The Chief Executive Officer shall nominate eligible employees and directors for participation in this Plan each year, and the Committee shall then select the persons to receive awards under this Plan during that year from the employees and directors so nominated.”

3. All other references to “employees” in the Plan shall be deemed to include all employees and directors eligible under Section 6 of the Plan (as amended hereby).

4. Effective as of the date of shareholder approval of this Amendment, a new Section 8A of the Plan is hereby created to read in its entirety as follows:

“8A. Other Common Stock Awards. The Committee may from time to time grant to directors awards under this Plan in the form of shares of common stock that are not subject to a risk of forfeiture or restrictions on transfer, or to the limitation on the frequency of grants set forth in clause (ii) of Section 5. Such awards shall be subject to such terms and conditions, if any, as the Committee may establish at the time of grant.”

5. As modified hereby, the Plan continues and is hereby confirmed in all respects.

IN WITNESS WHEREOF, Caraustar Industries, Inc. has caused this Amendment to be executed by its officers, this 20 day of June, 2005.

CARAUSTAR INDUSTRIES, INC.

		By:	/s/ Barry A. Smedstad
		Name:	Barry A. Smedstad
		Title:	Vice President, Human Resources
ATTEST:
/s/ Joyce Waldin

Name:	Joyce Waldin
Title:	HR Manager